EXHIBIT 32.4

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

I, E. James Ferland, Chief Executive Officer of PSEG Power LLC, to the best of my knowledge, certify that (i) the Quarterly Report of PSEG Power LLC on Form 10-Q for the quarter ended September 30, 2003 (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of PSEG Power LLC.

/s/ E. James Ferland

E. James Ferland
PSEG Power LLC
Chief Executive Officer
October 30, 2003